UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 3, 2013

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 3, 2013, at a special meeting of stockholders of NYSE Euronext, NYSE Euronext’s stockholders approved the following proposals (with the final results for each matter indicated below):

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Proposal No. 1. The proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of March 19, 2013, by and among NYSE Euronext, IntercontinentalExchange, Inc., IntercontinentalExchange Group, Inc., Braves Merger Sub, Inc. and Baseball Merger Sub, LLC (the “NYSE Euronext Merger” proposal). This proposal received 153,540,180 votes for approval, representing 99.04% of the shares voted and 63.12% of the outstanding shares of NYSE Euronext common stock.

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Proposal No. 2. The proposal to approve on a non-binding, advisory basis, the compensation to be paid to NYSE Euronext’s named executive officers that is based on or otherwise relates to the NYSE Euronext merger. This proposal received 131,038,395 votes for approval, representing 84.52% of the shares voted.

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Proposal No. 3: The proposal to approve one or more adjournments of the NYSE Euronext special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the NYSE Euronext Merger proposal. This proposal received 140,026,347 votes for approval, representing 90.32% of the shares voted.

These proposals are described in more detail in the proxy statement/prospectus, dated April 30, 2013, filed by NYSE Euronext on April 30, 2013.

A copy of the press release announcing the preliminary results of the stockholder vote at the special meeting is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 3, 2013, entitled “NYSE Euronext Shareholders Approve Acquisition by IntercontinentalExchange”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext

Dated: June 5, 2013	By:	/s/ Janet L. McGinness
Name: Janet L. McGinness
Title: Executive Vice President & Corporate Secretary